         1. Shipbroker                                            THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                                                                  STANDARD BAREBOAT CHARTER
         N/A                                                      CODE NAME: "BARECON 89"                                PART I

                                                                  2. Place and date

                                                                  London, 19th December, 1996

         3. Owners/Place of business                              4. Bareboat charterers (Charterers)/Place of business

         Smit-Lloyd B.V.                                          Seacor-Smit Offshore B.V. II
         Rotterdam, The Netherlands                               Rotterdam, The Netherlands

         5. Vessel's name, Call Sign and Flag (Cl. 9(c))

         SMIT-LLOYD FAME, PHOS, Dutch flag

         6. Type of Vessel                                        7. GRT/NRT

         Offshore Supply Vessel                                   2042/885
         8. When/Where built                                      9. Total DWT (abt.) in metric tons on summer freeboard

         1995, Thailand                                           2493

         10. Class (Cl. 9)                                        11. Date of last special survey by the Vessel's
                                                                  classification society
         Lloyd's Register
                                                                  1996

         12. Further particulars of Vessel (also indicate minimum number of months' validity or class certificates agreed acc.
         to Cl. 14)

         Minimum 12 months' validity of Vessel's class certificates

         13. Port or Place of delivery (Cl. 2)                    14. Time for delivery (Cl.    15. Cancelling dale (Cl. 4)
                                                                  3)
         Aberdeen                                                                               N/A
                                                                  19th December, 1996

                                                                  16. Port or Place of redelivery (Cl. 14)

                                                                  Any North Sea port, at charterer's option

         17. Running days' notice if other than slated            18.  Frequency of dry-docking if other than stated
         in Cl. 3                                                 in Cl. 9(f)

         N/A                                                      As per class requirements


         19. Trading Limits (Cl. 5)

         As per insurance clause


         20. Charter period                                       21. Charter hire (Cl. 10)

         Maximum 5 years (See box 34)                             U$D 3,563 per day
         22. Rate of interest payable acc. to Cl. 10(f) and,      23. Currency and method of payment (Cl. 10)
         if applicable, acc. to PART IV
                                                                  United States Dollars, bank transfer


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     (continued)     "BARECON 89" Standard Bareboat Charter          PART I

         24. Place of payment, also state beneficiary and         25. Bank guarantee/bond (sum and place) (Cl. 22) (optional)
         bank account (Cl. 10)
                                                                  N/A
         Bank account, as per Owner's instructions


         26. Mortgage(s), if any, (state whether Cl. 11(a) or     27. Insurance (marine and war risks) (state value acc. to Cl.
         (b) applies; if 11(b) applies state date and Deed(s)     12(f) or, if applicable, acc. to Cl. 13(k)) (also state if
         of Covenant and name of Mortgagee(s)/ Place of           Cl. 13 applies)
         business) (Cl. 11)
                                                                  DFL 18,000,000.00
                                                                  (DFL 4,500,00 Disbursements)


         28. Additional insurance cover, if any, for Owners'      29. Additional insurance cover, if any, for Charterers'
         account limited to (Cl. 12(b)) or, if applicable,        account limited to Cl. 12(b)) or,if applicable, (Cl. 13(g))
         (Cl. 13(g))
                                                                  N/A

         30. Latent defects (only to be filled in if period       31. War cancellation (indicate countries agreed) (Cl. 24)
         other than stated in Cl. 2)
                                                                  As per insurance cover


         32. Brokerage commission and to whom payable (Cl. 25)

         N/A

         33. Law and arbitration (state 26.1., 26.2., or          34. Number of additional clauses covering special provisions,
         26.3. of Cl. 26 as agreed; if 26.3. agreed, also         if agreed
         state place of arbitration) (Cl. 26)
                                                                  - 4 additional clauses
         English Law                                              - 1 "5 Years Bareboat Schedule"
                                                                  - Smit Fleet Inventory List

         35. New building Vessel (indicate with "yes" or "no"     36. Name and place of Builders (only to be filled in if Part
         whether Part III applies) (optional)                     III applies)
                                    --------


         37. Vessel's Yard Building No. (only to be filled in     38. Date of Building Contract (only to be filled in if Part
         if Part III applies)                                     III applies)


         39. Hire/Purchase agreement (indicate with "yes" or      40. Bareboat Charter Registry (indicate with "yes" or "no"
         "no" whether Part IV applies) (optional)                 whether Part V applies) (optional)
                                         --------                                          --------


         41. Flag and Country of the Bareboat Charter             42. Country of the Underlying Registry (only to be filled in
         Registry (only to be filled in if Part V applies)        if Part V applies)



         PREAMBLE. - It is mutually agreed that this Contract shall be performed Subject to the conditions contained in this
         Charter which shall include PART I and PART II.  In event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further.  It is further mutually agreed that PART
         III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39 and 40.  If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART
         III and/or PART IV and/or PART V to the extent of such conflict but no further.


         Signature (Owners)                                       Signature (Charterers)

         Smit-Lloyd B.V.                                          Seacor-Smit Offshore B.V. II


         /s/ Henk Kievit                                          /s/ John Gellert


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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

     1.  Definitions

         In this Charter, the following terms shall have the meanings hereby assigned to them.
         "The Owners" shall mean the person or company registered as Owners
          ----------
         of the Vessel.
         "The Charterers" shall mean the Bareboat charterers and shall not
          --------------
         be construed to mean a time charterer or a voyage charterer.

     2.  Delivery (not applicable to newbuilding vessels)
                   ---
         The Vessel shall be delivered and taken over by the Charterers at the port or place indicated in Box 13, in such ready berth as the
         Charterers may direct.  The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter.  The Vessel shall be properly
         documented at time of delivery.

         The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under Clause 2, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be responsible for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under the Charter, provided such defects have manifested themselves within 18 months after delivery unless otherwise provided in Box 30.

     3.  Time for Delivery (not applicable to newbuilding vessels)
                            ---
         The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers' consent.

         Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days' preliminary and not less than 14 days' definite notice of the date on which the Vessel is expected to be ready for delivery.

         The Owners to keep the Charterers closely advised of possible changes in the Vessel's position.

     4.  Cancelling (not applicable to newbuilding vessels)
                     ---

     5.  Trading Limits

         The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

         The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.

         The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in

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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         carrying illicit or prohibited goods in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

         Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

     6.  Surveys (not applicable to newbuilding vessels)
                  ---
         Survey on Delivery and Redelivery. - The Owners and Charterers
         ---------------------------------
         shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder.  The Owners shall bear all expenses of the On-Survey including loss of time, if any, and the
         Charterers shall bear all expenses of the Off-Survey including loss of time, if any, at the rate of hire per day or pro rata, also including in each case the cost of any docking and undocking, if required, in connection herewith.

     7.  Inspection

         Inspection. - The Owners shall have the right at any time to
         ----------
         inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained.  Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers' purpose.  However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the
         Charterers are not docking her at normal classification intervals.
         The fees for such inspection or survey shall in the event of the
         Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the
         Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided.  All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the
         Charter period.

         The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

     8.  Inventories and Consumable Oil and Stores

         A complete inventory of the Vessel's entire equipment, outfit, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, water and unbroached provisions, paints, oils, ropes and other consumable stores in the said Vessel at the then current market prices at the ports of delivery and redelivery respectively.

     9.  Maintenance and Operation

         (a) The Vessel shall during the Charter period be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
         Charterers shall maintain


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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 13(i), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times. The Charterers to take immediate steps to have the necessary repairs done within a reasonable time failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

         Unless otherwise agreed, in the event of any improvement, structural changes or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing more than 5 per cent of the Vessel's marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration according to Clause 26.

         The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

         TOVALOP SCHEME. (Applicable to oil tank vessels only). - The
         Charterers are required to enter the Vessel under the TOVALOP
         SCHEME or under any similar compulsory scheme upon delivery under this Charter and to maintain her so during the currency of this Charter.

         (b) The Charterers shall at their own expense and by their own procurement, man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.

         Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

         (c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, instalment and re-instalment to be for the Charterers' account and time used thereby to count as time on hire.




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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         (d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

         (e) The Charterers shall have the use of all outfit, equipment and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use.
         The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment of the end of the period if requested by the Owners.

         Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

         (f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

     10. Hire

         (a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.

         (b) Payment of Hire, except for the first and last month's Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

         (c) Payment of Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

         (d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.

         (e) Time shall be of the essence in relation to payment of Hire hereunder. In default of payment beyond a period of seven running days, the Owners shall have the right to withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever and shall, without prejudice to any other claim the Owners may otherwise have against the Charterers






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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charters' default and the ensuing withdrawal of the Vessel.

         (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of Business shall apply.

     11. Mortgages

         (a) Owners may warrant that they have not effected any mortgage of the Vessel.

         (b) The Owners warrant that they have not effected any mortgage(s) other than stated in Box 26 and that they will not effect any other mortgage(s) without the prior consent of the Charterers.

         (Optional, Clauses 11(a) and 11(b) are alternatives; indicate
          --------
         alternative agreed in Box 26).

     12. Insurance and Repairs

         (a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection and Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine, war and P. and I. insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

         If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

         The Charterers shall, subject to the approval of the Owners and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent coverage under the insurances herein provided for.

         The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

         All time used for repairs under the provisions of sub-clause (a) of this Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.

         (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other




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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

         (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to the respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

         (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

         (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

         (f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

     13. Insurance, Repairs and Classification

         (Optional, only to apply if expressly agreed and stated in Box 27,
          --------
         in which event Clause 12 shall be considered deleted).

     14. Redelivery

         The Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port or place as indicated in Box 16. The Charterers shall give the Owners not less than 30 running days' preliminary and not less than 14 days' definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.

         Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

         The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

         The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in Box 12.

     15. Non-Lien and indemnity

         The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents which might have priority over the title and interest of the Owners in the Vessel.






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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:-

         "This Vessel is the property of (name of Owners\it is under charter to (name of Charterers) and by the terms of the Charter
         Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

         The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

     16. Lien

         The Owners have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

     17. Salvage

         At salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

     18. Wreck Removal

         In the event of the Vessel becoming a wreck or destruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction in navigation.

     19. General Average

         General Average, if any, shall be adjusted according to the York-
         Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

         The Charter Hire not to contribute to General Average.

     20. Assignment and Sub-Demise

         The Charterers shall not assign this Charter nor sub-demise the Vessel except with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.

     21. Bills of Lading

         The Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

     22. Bank Guarantee







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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

     23. Requisition/Acquisition

         (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the "Requisition for Hire" whichever be the shorter.

         The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.

         (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter period when
         "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition." In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".

     24. War

         (a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage not be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or by any Government or Ruler.

         (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

         (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall deliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this clause from reaching or entering it as a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases




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                                     PART II
                     "BARECON 89" STANDARD BAREBOAT CHARTER

         Hire shall continue to be paid in accordance with Clause 10 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

     25. Commission

     26. Law and Arbitration

         26.1. This Charter shall be governed by English law and any dispute arising out of this Charter shall be referred to arbitration in London, one arbitrator being appointed by each party, in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

         26.2. Should any dispute arise out of this Charter, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of an two of them shall be final, and for purpose of enforcing any award, this agreement may be made a rule of the Court.

         The arbitrators shall be members of the Society of Maritime
         Arbitrators, Inc. of New York and the proceedings shall be conducted in accordance with the rules of the Society.

         26.3. Any dispute arising out of this Charter shall be referred to arbitration at the place indicated in Box 33, subject to the law and procedures applicable there.

         26.4. If Box 33 in Part I is not filled in, sub-clause 26.1 of this Clause shall apply.

         26.1., 26.2. and 26.3 are alternatives, indicate alternative agreed in Box 33.


                                    PART III

                PROVISIONS TO APPLY FOR NEW BUILDING VESSELS ONLY
       (Optional, only to apply if expressly agreed and stated in Box 35)
        --------


                                    PART IV

                             HIRE/PURCHASE AGREEMENT
       (Optional, only to apply if expressly agreed and stated in Box 39)
        --------




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


                                     PART V
                 PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A
                            BAREBOAT CHARTER REGISTRY
     (Optional, only to apply if expressly agreed and stated
      --------
                                   in Box 40)


     Definitions

     For the purpose of this PART V, (the following terms shall have the meanings hereby assigned to them:

     "The Bareboat Charter Registry" shall mean the registry of the State
      -----------------------------
     whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the
     Bareboat Charter.

     "The Underlying Registry" shall mean the registry of the State in
      -----------------------
     which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.

     Mortgage

     The Vessel chartered under the Charter is financed by a mortgage and the provisions of Clause 11 (b) (Part II) shall apply.

     Termination of Charter by Default

     If the Vessel chartered under this Charter is registered in a Bareboat
     Charter Registry as stated in Box 41, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 26, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 42.

     In the event of the Vessel being deleted from the Bareboat Charter
     Registry as stated in Box 41, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.





























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


     Additional clauses "SMIT-LLOYD FAME"


     1. Notwithstanding anything contained in clause 10(b), Charterers shall pay for the period of time from the closing until and including 31 December, 1996 a daily charter higher of USD 3,563 per day or pro rata thereof.

     2. At the end of the charter period, the Charterers have the obligation to buy the vessel and take delivery thereof in all respects for an amount of USD 5,366,385 as indicated in the 5
         Years Bareboat-Schedule in column B opposite month 60. For the purpose of this charter the month of January 1997 shall be deemed to be Month 1. The 5 Years Bareboat-Schedule is attached hereto, and forms an integral part of this Charter.

     3. The Charterers have the option to purchase the Vessel at any time during the charter term provided such option is exercised as per the first day of a calendar month and provided that the Charterers have notified the Owners two weeks in advance. In the event the purchase option is so exercised, the Charterers shall pay to the Owners upon transfer of title, which shall be free and clear of all claims, liens, or encumbrances of any nature (other than any created by Charterers) to the Vessel the amount indicated opposite the relevant month (being defined as the month following the month in which the notice was given) in the 5 Years Bareboat-Schedule in column A, and the amount so payable shall be paid by Charterers to Owners by delivery of a 5 3/8% convertible note due November 15, 2006 issued by Seacor Holdings, Inc. in the face amount of USD
         3,375,000 and the balance shall be paid in cash. The parties agree they will negotiate in good faith promptly after the date hereof documentation of the appropriate terms for registration of said convertible notes and the common stock into which it is convertible and related matters.

         In the event the Charterers exercise such purchase option the amount of the purchase option will be increased by the amount of any Obligation of the Owners' to repay subsidy paid by Owners in connection with the construction of the Vessel subsidy payment obligation which is actually paid by the Owners.

     4. If there is a loss covered by clause 12 (c) and (d), insurance proceeds shall be payable as follows: (a) to owners up to the amount specified in column B in the month in which such loss occurs and (b) the balance shall be paid to charterers, provided all charter hire has been paid.




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